PAC I F I C O AK S T R AT E G I C O P P O R T U N I T Y R E I T M a r k e t & P o r t f o l i o U p d a t e s AUGUST 28, 2024 Exhibit 99.1

2 FORWARD-LOOKING STATEMENTS I M P O R T A N T D I S C L O S U R E S - The information contained herein should be read in conjunction with, and is qualified by, the information in the Pacific Oak Strategic Opportunity REIT, Inc. (“Pacific Oak Strategic Opportunity REIT” or the “Company”) Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) filed with the Securities and Exchange Commission (“SEC”) on April 1, 2024 (the “Annual Report”) and the Company’s subsequent Quarterly Reports on Form 10-Q through and including the Form 10-Q for the quarter ended June 30, 2024 (the “Quarterly Report”) filed with the SEC on August 9, 2024, including the “Risk Factors” contained therein. For a full description of the limitations, methodologies and assumptions used to value the Company’s assets and liabilities in connection with the calculation of the Company’s estimated value per share, see the Company’s Current Report on Form 8-K, filed with the SEC on December 6, 2023. F O R W A R D L O O K I N G S T AT E M E N T S - Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements.

3 MARKET & PORTFOLIO UPDATES

CAPITAL MARKETS UPDATE

US STOCK MARKET INDICES AS OF 6/30/24		
Index	1 Year	Since 12/31/19 (1)
S&P 500	22.7%	69.0%
Dow	13.7%	37.1%
Russell 2000	8.4%	22.7%
NAREIT Equity Index	*1.5%*	*-6.6%*
NAREIT Equity Office Index	*15.0%*	*-40.2%*

US TREASURY RATES REMAIN ELEVATED			
Date	1 Year	10 Years	30 Years
June 30, 2024	5.09	4.36	4.51
Sept. 30, 2023	5.47	4.57	4.71
Sept. 30, 2022	4.05	3.83	3.79
Sept. 30, 2021	0.09	1.52	2.08
Historical Avg. 2001-2007(2)	3.10	4.52	5.06

GREEN STREET CPPI[3]			
Property Type	Index Value	Change in Commercial Property Values (Unlevered)	
		Past 12 months	From Recent Peak
All Property	123.6	-5%	-20%
Core Sector	123.6	-5%	-23%
Apartment	147.9	-2%	-22%
Industrial	210.0	-10%	-17%
Mall	84.3	5%	-14%
Office	*71.2*	*-9%*	*-37%*
Strip Retail	111.0	-2%	-16%
Healthcare	120.6	-9%	-20%
Lodging	106.4	-3%	-6%
Manufactured Housing	269.4	-5%	-17%
Net Lease	94.3	-3%	-19%
Self-storage	242.4	-13%	-23%

Green Street CPPI History, Past Seven Years(3)



120%
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
6/17
6/18
6/19
6/20
6/21
6/22
6/23
6/24
Man Home
Indust
Self-Storage
Apartment
Lodging
Strip Retail
Net Lease
Health Care
Office
Mall

1. Selected for measuring returns against pre-COVID levels. Percentages are cumulative since 12/31/19, not annualized.
2. Selected, for comparison purposes, as a relatively recent, multi-year average prior to the low-rate environment which began with the Great Recession of 2008.
3. Green Street Advisors, Commercial Property Price Index (CPPI), July 5, 2024. Green Street's CPPI is a time series of unleveraged U.S. commercial property values that captures the prices at which commercial real estate transactions are currently being negotiated and contracted. Features that differentiate this index are its timeliness, its emphasis on high-quality properties, and its ability to capture changes in the aggregate value of the commercial property sector.

4

PACIFIC OAK

OFFICE MARKET SEES CHALLENGES, FLIGHT TO QUALITY, AND…SIGNS OF RECOVERY??

Office market remains challenged, though conditions differ depending on market, location, asset quality, and other property-specific factors. Challenges include:

- Tenants continue to rethink their use of office space, as they navigate a "new normal" with hybrid work arrangements
- A "tenant market" in which tenants have the negotiating power to seek higher buildout allowances and rent concessions
- Cap and discount rates remain elevated, along with interest rates, at least relative to the low-rate environment from 2008 to 2022
- Office investors need (i) transactions to provide price discovery and (ii) improved clarity and confidence in the sector's outlook, financing conditions and the outcome of potential loan defaults.

Prime offices continue to outperform non-prime offices, a "flight to quality". The next tiers down would be expected to benefit as tenant demand trickles-down.[1]

- Prime office vacancy rate was 14.8% in Q1 2024 (4.5 percentage points lower than non-prime) [1]
- Prime office had 49 million sq. ft. of positive net absorption from Q1 2020 to Q1 2024 (170 million sq. ft. negative for non-prime) [1]
- Prime vs. non-prime rent premiums increased to 84% in Q1 2024 from 60% in Q2 2018 [1]

Signs of a possible recovery emerged in the market in Q2 2024; though the path and duration of a continued recovery, if any, would remain to be seen [2]

- Net absorption was positive in Q2 2024, totaling 2.4 million sq. ft., the first quarter of positive demand since Q3 2022. Net absorption had been 10.1 million sq. ft. negative in Q1 2024. [2]
- Number of leases signed in Q2 2024 increased by 15% compared with Q2 2019 (though because the average lease size was 26% smaller, leased sq. ft. was 19% lower than Q2 2019). [2]
- Sublease availability fell to 4.2% of total inventory in Q2 2024, down from 4.7% a year ago [2]
- Tenants in the market for the largest U.S. office markets improved year-over-year. [2]

[1] Prime offices as defined by CBRE, which includes subjectivity and local relativity. CBRE defines prime offices as best in class in terms of design and offerings, with an emphasis on occupant productivity and well-being. They are typically newly constructed or extensively renovated and amenitized. They are well-located in desirable areas and often near public transport or major thoroughfares to support shorter commutes, at least in urban settings. The CBRE Research and CBRE Economic Advisors dataset of highly desired prime office buildings represent approximately 8% of total U.S. office space by square footage and 2% by building count. Source: CBRE Research report titled "Prime Office Buildings Benefit from New Working Patterns & Tenant Preferences", published in June 2024.
[2] CBRE report titled "Signs of Office Market Recovery Emerge", published for Q2 2024.

5

PACIFIC OAK

PORTFOLIO SUMMARY

Portfolio Estimated Value[1] $1,973,509,000
Portfolio Cost Basis[2] $1,833,839,000
Leverage, net[3] 55%

Investment Type	December 2023 NAV Value[1]	% of Total[4]	Occupancy/ Hotel RevPAR 9/30/23[5]	Occupancy/ Hotel RevPAR 9/30/22[5]	Occupancy/ Hotel RevPAR 9/30/19[5]
Office	$1,110,560,000	46.1%	74.5%	68.0%	79.6%
Residential Homes & Apartments	$658,924,000	32.8%	94.2%	93.6%	94.9%
Land	$355,090,000	17.9%	N/A	N/A	N/A
Hotel	$39,500,000	1.8%	$115.05	$114.21	$124.49
Equity Securities	$26,909,000	1.4%	N/A	N/A	N/A
Total	$2,190,984,000				
Less: Minority Interests[4]	$(217,475,000)				
Total (Net of Minority Interests)	$1,973,509,000				

[1] Represents the values for real estate, including the properties owned via joint ventures, as well as real estate equity securities as of September 30, 2023, as reflected in the December 2023 net asset value ("NAV") calculation. Values are adjusted for the Company's share of consolidated and unconsolidated entities. The total value would be $2,190,984,000 including the minority interests in consolidated and unconsolidated entities. For further information related to the Company's December 2023 NAV, refer to the Company's Form 8-K filed with the SEC on December 7, 2023.

Note, though, that the value of the Company's portfolio, NAV, and shares, will fluctuate over time in response to developments related to individual assets in the Company's portfolio and the management of those assets and in response to the real estate and finance markets. In particular, since the December 2023 NAV was announced, the U.S. office property market has continued to experience multiple challenges, including persistent, elevated interest rates and lack of improvement in work from home trends, which have negatively impacted office property values. In light of these continued negative trends in the office property market, the Company's management believes that our office property values and the estimated value per share may be lower than previously calculated. The Company has also sold some real estate assets since the December 2023 NAV was announced, which caused a decline in the value of the portfolio vs. the value reflected in the December 2023 NAV. The Company expects to calculate an updated portfolio value and estimated value per share no later than December of 2024.

[2] Represents cost basis, which is acquisition price (net of closing credits and excluding closing costs) plus capital expenditures and allocated cost for acquisitions of minority interests in joint ventures, for the real estate and equity securities in the portfolio as of September 30, 2023, adjusted for the Company's share of consolidated and unconsolidated entities.

[3] Calculated as (i) consolidated debt net of cash, restricted cash, and equity securities divided by (ii) consolidated real estate value, as reflected in the Company's December 2023 NAV. For further information related to the Company's December 2023 NAV, refer to the Company's Form 8-K filed with the SEC on December 7, 2023.

[4] Minority interests represent the share of consolidated and unconsolidated entities held by the Company's partners. Percentages presented are net of minority interests.

[5] Occupancy refers to leased occupancy, which includes leases signed but future commencing, for the consolidated and unconsolidated offices, residential homes, and apartments in the portfolio. Hotel RevPAR refers to revenue per available room, a commonly cited measure of operating performance in the hotel industry. Hotel RevPAR referenced is for the year then ending given the seasonal nature of hotels. Lastly, occupancy and Hotel RevPAR are referenced for the indicated periods in 2019 to provide a comparison to the period(s) prior to the COVID-19 pandemic.

Investment Types

Based on December 2023 NAV Values[1]


46.1%
32.8%
17.9%
1.4%
1.8%
Office
Residential Homes & Apartments
Land
Hotel
Equity Securities

Geographic Allocation

Based on December 2023 NAV Values[1]


13.6%
16.8%
15.4%
1.4%
8.2%
24.5%
4.8%
4.9%
1.7%
1.8%
3.2%
3.7%
CA
NY
NV
GA
TX
MN
TN
NJ
LA
AZ
Other States
Equity Securities

6

7 640,000 SF LEASE SIGNED FOR 20 YEAR TERM WITH AA CREDIT-RATED TENANT (JUNE 2023), DEBT & EQUITY RESTRUCTURED (JULY 2023) 110 W i l l i am Update  Lease brings the building occupancy up to essentially 100%.  Lease was the largest office lease signed, year-to-date, as of lease signing on June 27, 2023.  Tenant to take occupancy gradually (in tranches of approximately 200,000 SF each), as tenant improvements are completed. CONSTRUCTION IS ON SCHEDULE EQUITY COMMITMENT REMAINING: $38 Million as of June 30, 2024  Tranche A is expected to be delivered in January 2025, Tranche B in February 2025, and Tranche C in July 2025 (marking “substantial completion of the work”)  Full occupancy of the space is expected in the second half of 2025, in line with the original schedule.

8 PARK HIGHLANDS LAND SALES

PACIFIC OAK

Park Highlands Land Sales Under Contract[1]

- **The Company has all of the Park Highlands land under sales contract as of June 30, 2024. The sales are currently expected to close in October 2024, November 2024, and November 2025 and are expected to generate proceeds of $141.3 million after selling costs & fees and the Israeli Series C bond paydown.**
- **The sales would close out an incredibly profitable and timely investment by the Company, which had acquired the large acreage via joint venture deals in 2011 and 2013 at the depths of the housing bust and then subsequently bought out its joint venture partners. At the time of the partner buyouts in 2016, the Company's acquisition basis was just $68.4 million or $55K per estimated developable acre [3].**

Following is a history of the Park Highlands land sales, which are expected to total $492.3 million upon the final closing:

Parcels	Disposition Date	Acres	Sale Price [3]	Sale Price Per Acre [3]
Sales Closed:				
Park Highlands Village 3	May-17	101.62	17,415,876	171,382
Park Highlands Village 3 South	Feb-18	25.52	2,506,563	98,220
Park Highlands Village 4	Jul-18	82.97	19,268,850	232,239
Park Highlands West	Oct-18	15.27	3,500,000	229,208
Park Highlands Village 1 PH 1 & 2	Jun-21	192.74	54,079,093	280,581
Park Highlands Casino Site	Nov-22	66.86	52,086,511	779,038
Park Highlands Village 1 PH 3 First Closing	Feb-23	71.43	36,655,303	513,164
Park Highlands Village 1 PH 3 Second Closing	Oct-23	114.73	49,609,906	432,406
Total - Sales Closed as of Dec. 31, 2023		**671.14**	**235,122,102**	**350,332**
Sales Under Contract:				
Park Highlands Village 1 PH 4 [1]	Oct-24	122.13	62,117,226	508,616
Park Highlands Village 2 First Closing [2]	Nov-24	184.66	91,697,000	496,560
Park Highlands Village 2 Second Closing [2]	Nov-25	210.81	103,403,000	490,514
Total - Sales Under Contract		**517.60**	**257,217,226**	**496,942**
Total - Sales Closed & Under Contract		**1,188.74**	**492,339,328**	**414,169**

(1) Of the approximately 517 developable acres, (i) approximately 122 developable acres is under a sale contract according to which the Company holds a $9.5 million non-refundable deposit and the expected closing date is October 3, 2024 and (ii) approximately 395 developable acres (454 gross acres) is under a sale contract executed March 10, 2024 and according to which closings are expected to occur in November 2024 and November 2025 contingent upon the buyer's completion of due diligence and the satisfaction of certain conditions. Such conditions include obtaining the required permits and entitlements from the applicable municipalities regarding future development.

(2) Equals (i) the Company's share of the joint venture purchase prices plus (ii) the joint venture partner buyout prices. Excludes acquisition costs and fees, land development and carrying costs, and other costs incurred since acquisition.

(3) Equals the sale price, net of seller concessions including those related to infrastructure costs which can vary significantly by land parcel. Excludes selling costs and fees.

9

10 Park H igh lands Land Sa les (1) The Company has all of the Park Highlands land under sales contract as of June 30, 2024. The sales are currently expected to close in October 2024, November 2024, and November 2025. (1) Of the approximately 517 developable acres, (i) approximately 122 developable acres is under a sale contract according to which the Company holds a $9.5 million non-refundable deposit and the expected closing date is October 3, 2024 and (ii) approximately 395 developable acres (454 gross acres) is under a sale contract executed March 10, 2024 and according to which closings are expected to occur in November 2024 and November 2025 contingent upon the buyer’s completion of due diligence and the satisfaction of certain conditions. Such conditions include obtaining the required permits and entitlements from the applicable municipalities regarding future development.

11 OPPORTUNITIES & GOALS

PACIFIC OAK

Largest Value-Add Opportunities Right Now

110 WILLIAM BUILD-OUT FOR 640,000 SF NEW LEASE

- Company committed to contribute capital of up to $105.0 million to the restructured joint venture owning 110 William, of which $38.0 million remains as of June 30, 2024
- Company expects to generate a mid-teens to high-teens IRR on its capital contributions[1]
- Company anticipates the joint venture could explore a property sale, which could generate significant liquidity for the Company, once the property is stabilized and the pricing and timing in the property sales market is appropriate[1]

COMPANY'S CONSOLIDATED OFFICES HAVE THE OPPORTUNITY TO GROW OCCUPANCY & NET OPERATING INCOME [2]

- Consolidated offices represent 38.3% of the consolidated real estate value
- Consolidated offices have an occupancy of only 68.2% as of June 30, 2024
- Company will continue to explore strategies to grow occupancy, reposition, or otherwise add value at each office

COMPANY'S RESIDENTIAL RENTAL HOME PLATFORM:

- Company's Advisor believes the SFR sector is still in an early stage, could potentially turn into the "new multifamily" sector, and continues to offer attractive total return potential.
- Company's investment target is moderately priced homes in less competitive sub-markets to be leased to middle-income tenants who are renters-by-necessity. This is expected to result in less competition and lower tenant turnover.
- Company has a Sub-Advisor who has pursued this same strategy and continuously built out an operating platform as far back as 2013.

(1) There is no guarantee that the Company's objectives will be met.
(2) Pro forma analysis of only the consolidated offices, which excludes 110 William and 353 Sacramento, is considered meaningful and presented here because (i) 110 William leased occupancy is approximately 100% counting the 640,000 SF tenant whose lease is signed but future commencing and (ii) 353 Sacramento is currently expected to be lost to foreclosure at the loan's initial maturity on December 1, 2024.

12

13 GOALS (1) SELL PROPERTIES TO MANAGE THE COMPANY’S LIQUIDITY MAXIMIZE TOTAL RETURN ON THE PORTFOLIO 1 There is no guarantee that the Company’s objectives will be met. CONTINUE TO MONITOR MARKET CONDITIONS AND LOOK FOR MARKET IMPROVEMENTS WHICH COULD OFFER OPPORTUNITIES FOR THE COMPANY TO GENERATE THE LIQUIDITY THAT CAN BE PROVIDED TO STOCKHOLDERS WHO WANT IT

14 PACIFIC OAK LOS ANGELES, CA PACIFIC OAK COSTA MESA, CA 3200 Park Center Drive, Suite 800 Costa Mesa, CA 92626 11766 Wilshire Blvd., Suite 1670 Los Angeles, CA 90025 1-866-PAC-OAK7 INFO@PACIFICOAKCAPITAL.COM PacificOakCapitalMarkets.com // PacificOakCapitalAdvisors.com THANK YOU!